ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20130453740-39
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 07/10/2013 9:40 AM
	Entity Number C33762-2001

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Attune RTD, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article Four has been amended and replaced in its entirety to read as follows:

Fourth: The total number of shares of all classes of capital stock, which the corporation shall have authority to issue, is 20,006,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose. The classes and the aggregate number of shares of stock of each class, which the corporation shall have authority to issue, are as follows: (a) 20,000,000,000 shares of common stock, $0.00004897 par value ("Common Stock"); (b) 1,000,000 shares of Class B Participating Cumulative Preferred Supervoting Stock, par value 0.0166, the holders of which are entitled to receive the net assets of the Corporation upon dissolution; andx the Board of Directors is hereby authorized without limitation to fix by resolution or resolutions the dividend rights and dividend rates of Class B Participating Cumulative Supervoting Stock. (c) 5,000,000 shares of "blank check" preferred stock, $0.0166 par value ("Preferred Stock"). Continued on Appendix A (following page)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 68.77%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature] C.F.O.

Signature of Officer For Attune RTD

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

CORPORATE SERVICES GROUP
A REGISTERED AGENT AFFILIATE OF HILBRECHT & ASSOCIATES

NEVADA
CORPORATE SERVICES GROUP, LLC
723 S. Casino Center Blvd., 2nd Floor
Las Vegas, NV 89101-6716
(702) 384-7582
www.corporateserviceslv.com

TOLL FREE: 1-800-354-4004
FAX: (702) 471-1012
E-MAIL: csg@corporateserviceslv.com

WYOMING
CORPORATE SERVICES GROUP
1912 CAPITOL AVENUE, SUITE 317
Cheyenne, WY 82001-3650
(307) 638-0096
www.corporateserviceswy.com

TRANSMITTAL MEMORANDUM

July 17, 2013

Mr. Thomas Bianco
3111 Tahquitz Way
Palm Springs, CA 92263

Re: **ATTUNE RTD**

Dear Mr. Bianco:

This letter contains the indicated documentation:

- ☐ File Stamped Initial / Annual List
- ☐ Certificate of Reinstatement
- ☐ Filed Apostille
- ☐ Filed Fictitious Firm Name
- ☐ Filed Articles
- ☒ Job Receipt(s)
- ☐ Nevada Business License
- ☐ Initial / Annual List
- ☐ Reinstatement Information / Lists
- ☐ Name Reservation
- ☐ Fictitious Firm Name Information / Form
- ☐ Other: ________
- ☐ Company Charter / Corporate Qualification Certificate
- ☐ Certified Copy of Articles / Statement to Transact Business
- ☐ Articles Filed Amendment / Certificate of Correction
- ☒ Amendment to Articles / Certificate of Correction
- ☐ Amendment to Initial / Annual List
- ☐ Filed Amendment to Initial / Annual List
- ☐ Dissolution / Cancellation / Termination / Withdrawal
- ☐ Certificate of Existence with Status in Good Standing
- ☐ Certificate of Change of Registered Agent / Registered Agent Acceptance
- ☐ Certificate of Resignation of Officer / Director or Manager / Managing Member

Sincerely,

[signature]
Corporate Services Group, LLC

DOCUMENT DESTRUCTION POLICY

IT IS OUR POLICY TO THE EXTENT PERMITTED BY LAW TO DESTROY ALL DOCUMENTS OF ENTITIES WHICH ARE REVOKED OR FOR WHICH WE NO LONGER SERVE AS REGISTERED AGENT.

10/1/2009

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DIOSELINA CORZA
CORPORATE SERVICES GROUP, LLC
723 S CASINO CENTER BLVD 2ND FL
LAS VEGAS, NV 89101-6716

Job:C20130710-1316
July 12, 2013

Special Handling Instructions:
Reg mail out 7-12-2013 amendment. Ras

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20130453740-39	7/10/2013 9:40:38 AM	1	$10,725.00	$10,725.00
Total					$10,725.00

Payments

Type	Description	Amount
Check	Check #12	$10,725.00
Total		$10,725.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

DIOSELINA CORZA
CORPORATE SERVICES GROUP, LLC
723 S CASINO CENTER BLVD 2ND FL
LAS VEGAS, NV 89101-6716

Appendix A

The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: The right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of shares of such series shall Have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the corporation or for any debt securities of the corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof pertaining to shares of such series’ permitted by law.

The Board of Directors, of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock, the Class B Participating Cumulative Preferred Supervoting Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and. without any vote or other action by the stockholders, except as otherwise required by law. The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the Corporation.